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                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER SHARE

      THREE-MONTH AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                  THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                     SEPTEMBER 30,             SEPTEMBER 30,
                                                                ----------------------    ----------------------
                                                                   1996        1995          1996         1995
                                                                ---------    ---------    ---------    ---------
PRIMARY:
  Net income ................................................   $  22,878    $  24,778    $  53,569    $  55,633
  Preferred stock dividends .................................        --         (2,063)        --         (6,188)
                                                                ---------    ---------    ---------    ---------
  Net income applicable to common shares ....................   $  22,878    $  22,715    $  53,569    $  49,445
                                                                =========    =========    =========    =========

  Applicable common shares:
    Weighted average outstanding shares during the period ...      98,239       98,257       98,652       90,121
    Weighted average shares issuable upon exercise of
      common stock equivalents outstanding (principally
      stock options) using the "treasury stock" method ......         924        1,622        1,088        1,615
                                                                ---------    ---------    ---------    ---------
    Total ...................................................      99,163       99,879       99,740       91,736
                                                                =========    =========    =========    =========

  Net income per share of common stock ......................   $    0.23    $    0.23    $    0.54    $    0.54
                                                                =========    =========    =========    =========

FULLY DILUTED:
  Net income ................................................   $  22,878    $  24,778    $  53,569    $  55,633
  Reduction of interest expense resulting from assumed
    conversion of 7 5/8% convertible subordinated debentures          --  (a)     --   (a)      --  (a)     --   (a)
  Reduction of interest expense resulting from assumed
    conversion of 5 1/2% convertible subordinated debentures        2,063         --          6,189         --
  Reduction of interest expense resulting from assumed
    conversion of zero coupon notes .........................         --  (a)     --   (a)     --   (a)     --   (a)
  Less applicable income taxes ..............................        (825)        --         (2,475)        --
                                                                ---------    ---------    ---------    ---------
  Adjusted net income .......................................      24,116       24,778       57,283       55,633
  Preferred stock dividends .................................        --           --           --         (6,188)
                                                                ---------    ---------    ---------    ---------
  Adjusted net income applicable to common shares ...........   $  24,116    $  24,778    $  57,283    $  49,445
                                                                =========    =========    =========    =========

  Applicable common shares:
    Weighted average outstanding shares during the period ...      98,239       98,257       98,652       90,121
    Assumed conversion of cumulative convertible
      exchangeable preferred stock ..........................         -- (b)    11,253          --  (b)      -- (a)
    Weighted average shares issuable upon exercise of
      common stock equivalents outstanding (principally
      stock options) using the "treasury stock" method ......         959        1,699        1,103        1,786
    Assumed conversion of 7 5/8% convertible subordinated
      debentures ............................................         -- (a)       -- (a)       --  (a)      -- (a)
    Assumed conversion of 5 1/2% convertible subordinated
      debentures ............................................      11,253          --        11,253          --
    Assumed conversion of zero coupon notes .................         -- (a)       -- (a)       --  (a)      -- (a)
                                                                ---------    ---------    ---------    ---------
    Total ...................................................     110,451      111,209      111,008       91,907
                                                                =========    =========    =========    =========

  Net income per share of common stock ......................   $    0.22    $    0.22    $    0.52    $    0.54
                                                                =========    =========    =========    =========
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(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.
(b) The cumulative convertible exchangeable preferred stock was exchanged into
    5 1/2% convertible subordinated debentures during the fourth quarter of
    1995.